Exhibit 99.1

Education Funding Capital Trust-I

Statements to Noteholders

November 30, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			November 30, 2003

	Principal	Interest	Carryover Interest
Series 2002A-1	—	65,916.67	—
Series 2002A-2	5,000,000.00	65,303.00	—
Series 2002A-3	—	65,916.67	—
Series 2002A-4	—	59,061.33	—
Series 2002A-5	—	55,183.33	—
Series 2002A-6	—	56,466.67	—
Series 2002A-7	—	57,493.33	—
Series 2002A-8	—	43,944.44	—
Series 2002A-9	—	62,401.11	—
Series 2002A-10	—	44,200.33	—
Series 2002A-11	—	63,023.33	—
Series 2002A-12	—	60,643.33	—
Series 2002A-13	—	70,373.33	—
Series 2002B-1	—	32,763.89	—
Series 2002B-2	—	31,111.11	—

	5,000,000.00	833,801.87	—

Information on Each Series of Notes as of:			November 30, 2003

	Outstanding Principal	Auction Rate	Carryover Interest
Series 2002A-1	75,000,000.00	1.12%	—
Series 2002A-2	68,650,000.00	1.13%	—
Series 2002A-3	75,000,000.00	1.12%	—
Series 2002A-4	67,800,000.00	1.13%	—
Series 2002A-5	64,500,000.00	1.12%	—
Series 2002A-6	66,000,000.00	1.10%	—
Series 2002A-7	66,000,000.00	1.14%	—
Series 2002A-8	50,000,000.00	1.14%	—
Series 2002A-9	71,000,000.00	1.12%	—
Series 2002A-10	49,850,000.00	1.13%	—
Series 2002A-11	73,000,000.00	1.10%	—
Series 2002A-12	69,000,000.00	1.13%	—
Series 2002A-13	78,000,000.00	1.13%	—
Series 2002B-1	33,700,000.00	1.25%	—
Series 2002B-2	32,000,000.00	1.30%	—

	939,500,000.00		—

Education Funding Capital Trust-I

Statements to Noteholders

November 30, 2003

(per Section 11.04)

Value of the Trust Estate as of:			November 30, 2003
Principal Balance of Financed Student Loans			887,588,347.37
Accrued Interest on Financed Student Loans			7,842,814.64
Cash and Investment Balance			34,622,829.66
Accrued Interest on Cash and Investments			26,470.62

			930,080,462.29

Accrued Interest and Fees with respect to the Notes			563,381.89

Parity Percentage			98.94%

Senior Parity Percentage			106.38%

Rollforward of Indenture Funds during month ended:			November 30, 2003
	Acquisition Fund	Reserve Fund	Capitalized Interest Fund
Beginning Balance	—	4,922,500.00	20,689,869.34
Withdrawals	—	—	—
Deposits		—	2.05

Ending Balance	—	4,922,500.00	20,689,871.39

Amounts allocated during month ended:			November 30, 2003
Servicing fees			165,892.42
Administration fee			37,337.18
Auction agent fee			7,367.78
Broker dealer fee			184,194.41
Calculation agent fee			—
Trustee fee			—

			394,791.79

Activity on Financed Student Loans during month ended:			November 30, 2003
Recoveries of Principal			5,890,577.42

Recoveries of Interest			2,744,964.10

Acquisitions of Financed Student Loans			—

Sales of Financed Student Loans			80,194.32

Initial federal reimbursement claims			722,958.72

Rejected federal reimbursement claims			—

Education Funding Capital Trust-I

Statements to Noteholders

Portfolio Statistics

November 30, 2003

(per Section 11.04)

	Number of	Outstanding Balance
	Borrowers	Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment—Current	23,870	619,885,849	69.84%	25,969
Repayment—Delinquent	2,931	81,663,527	9.20%	27,862
Forbearance	1,605	57,012,819	6.42%	35,522
Deferment	4,033	129,026,153	14.54%	31,993

Total Repayment	32,439	887,588,347	100.00%	27,362

Total Portfolio	32,439	887,588,347	100.00%	27,362

Breakdown of Delinquent:
11—30 days	1,192	31,245,932	38.26%	26,213
31—60 days	803	22,839,348	27.97%	28,443
61—90 days	396	12,101,081	14.82%	30,558
91—120 days	149	4,178,565	5.12%	28,044
121—150 days	110	3,383,785	4.14%	30,762
151—180 days	82	2,241,555	2.74%	27,336
181—210 days	59	1,447,925	1.77%	24,541
211—240 days	41	1,265,564	1.55%	30,867
241—270 days	35	871,622	1.07%	24,903
Over 270 days	22	717,049	0.88%	32,593
Claim Filed	42	1,371,101	1.68%	32,645

Total Delinquent	2,931	81,663,527	100.00%	27,862

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	32,439	887,588,347	100.00%	27,362
CEL—Guaranteed	0	0	0.00%	0
CEL—Self Guaranteed	0	0	0.00%	0

Total	32,439	887,588,347	100.00%	27,362

CEL: Consumer Education Loans (non-federally guaranteed loans)